UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 24, 2016

PartnerRe Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda
(State or Other Jurisdiction of Incorporation or Organization)

001-14536		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Wellesley House South, 90 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Mario Bonaccorso as Interim Chief Executive Officer

On March 24, 2016, Mario Bonaccorso resigned as interim Chief Executive Officer of PartnerRe Ltd. (the “Company”), effective immediately.

Appointment of John Elkann as Chairman and Emmanuel Clarke as Chief Executive Officer

On March 24, 2016, the Company issued a press release announcing the appointment of, effective March 24, 2016, John Elkann as the Chairman of the Company’s Board of Directors and Emmanuel Clarke, President of the Company, as the President and Chief Executive Officer of the Company.

Formerly CEO of PartnerRe Global and a member of the executive management team since 2010, Mr. Clarke, 46, has had a 19-year career at PartnerRe, during which time he was instrumental in building the Company’s Global reinsurance business. He was appointed Head of Credit and Surety, Global in 2001, becoming Deputy Head of Specialty Lines, Global in 2002, Head of Property and Casualty, Global in 2006 and Head of Specialty Lines, Global in 2008.  Mr. Clarke holds a Master’s Degree in Business Administration from the University Paris, IX – Dauphine, specializing in Finance and Controlling and an MBA in International Business from Baruch College of CUNY.

Board of Directors

On March 24, 2016, the sole common shareholder of the Company appointed Emmanuel Clarke as a director of the Company. Mr. Clarke, as President and Chief Executive Officer of the Company, will not be separately compensated in his role as a director of the Company.

In his role as Chairman of the Company’s Board of Directors, Mr. Elkann will receive annual cash compensation of US$250,000 and an annual deferred cash award of US$250,000. The other directors of the Company, namely Mario Bonaccorso, Brian Dowd, Patrick Thiele, and Enrico Vellano, will receive annual cash compensation of US$100,000 and an annual deferred cash award of US$100,000. Mr. Dowd and Mr. Thiele will receive an additional US$50,000 cash compensation for their role as members of the Audit Committee. In addition, all directors of the Company (other than Mr. Clarke) will enter into indemnification agreements with the Company. The form of indemnification agreement will be attached as an exhibit to the Company’s Form 10-Q.

There is no arrangement or understanding between Mr. Clarke and any other persons pursuant to which he was appointed as a director of the Company. There are no transactions in which Mr. Clarke has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On March 24, 2016, the Company issued a press release announcing the appointment of Mr. Clarke as CEO. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 24, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2016

PARTNERRE LTD.

By:	/s/ Marc Wetherhill
Name:	Marc Wetherhill
Title:	Chief Legal Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated March 24, 2016.